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                                                                    Exhibit 11.1


                              IDENTIX INCORPORATED
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                            Three Months Ended           Six Months Ended
                                                                 December 31,               December 31,
                                                        --------------------------   ---------------------------
                                                            1995           1994           1995         1994
                                                            ----           ----           ----         ----
Net income (loss)                                       $    389,000   $   104,000   $    513,000   $   (286,000)
                                                        ============   ===========   ============   ============

Number of shares used in computing per share amounts:

     Weighted average common outstanding                  23,197,000    19,243,000     22,929,000     19,027,000

     Common equivalent shares attributable to
       stock options and warrants                          1,090,000        *           1,176,000         *
                                                        ------------   -----------   ------------   ------------
Total weighted average common and common
       equivalent shares outstanding                      24,287,000    19,243,000     24,105,000     19,027,000
                                                        ============   ===========   ============   ============

Net income (loss) per share                             $       0.02   $      0.01   $       0.02   $      (0.02)
                                                        ============   ===========   ============   ============

* For the three and six month periods ended December 31, 1995, common equivalent shares had an anti-dilutive effect.


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